UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
January 6, 2015 (January 2, 2015)
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Breitburn Energy Partners LP
(Exact name of registrant as specified in its charter)
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Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)
515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)
(213) 225-5900
(Registrant’s telephone number, including area code)
 __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On January 2, 2015, Breitburn Energy Partners LP (the “Partnership”) issued a press release announcing preliminary operating information for 2014. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

The information in this Current Report on Form 8-K provided under Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

The Partnership is providing updated disclosures with respect to certain preliminary operating information for 2014, estimated capital expenditures for 2015, current hedging positions, liquidity as of December 31, 2014 and monthly cash distributions for its common units and 8.25% Series A Cumulative Redeemable Perpetual Preferred Units (“preferred units”).

Preliminary Estimated Operating Information for 2014 and Estimated Capital Expenditures for 2015

The Partnership expects total production for 2014 will be approximately 14.1 million Boe, including the effects of the QR Energy, LP acquisition that closed on November 19, 2014 (the “Merger”). The Partnership expects its full year 2014 oil and natural gas spending program to be approximately $375 million, including the effects of the Merger. The preliminary estimated operating information for 2014 are estimates only and are subject to clarification, modification, and/or adjustment, as may be included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The Partnership expects estimated capital expenditures for full year 2015 to be approximately $200 million. This estimate excludes capital expenditures for acquisitions as well as information technology spending of approximately $15.0 million and is the Partnership’s estimate of maintenance capital, which is the estimated amount of investment in capital projects and obligatory spending on existing facilities and operations needed to hold production approximately flat over a multi-year period.

 Hedging Activity

Currently, the Partnership uses a combination of fixed price swaps, basis swaps and option arrangements to hedge oil and natural gas prices. By removing the price volatility from a significant portion of the Partnership’s oil and natural gas production, the Partnership mitigates, but not eliminates, the potential effects of changing oil and natural gas prices on its cash flows from operations for the hedged periods.

The following table summarizes the Partnership’s derivative contracts as of January 5, 2015 and represents, as of such date, derivatives in place through December 31, 2018 on annual production volumes:

	Year 2015	Year 2016	Year 2017	Year 2018

Oil Positions:

Fixed Price Swaps—NYMEX WTI
Hedged Volume (Bbls/d)	20,415	15,504	13,519	493
Average Price ($/Bbl)	$93.30	$88.07	$85.05	$82.20

Fixed Price Swaps—ICE Brent
Hedged Volume (Bbls/d)	3,374	4,300	298	—
Average Price ($/Bbl)	$97.89	$95.17	$97.50	$—

Collars—NYMEX WTI
Hedged Volume (Bbls/d)	2,025	1,500	—	—
Average Floor Price ($/Bbl)	$90.00	$80.00	$—	$—
Average Ceiling Price ($/Bbl)	$111.73	$102.00	$—	$—

Collars—ICE Brent
Hedged Volume (Bbls/d)	500	500	—	—
Average Floor Price ($/Bbl)	$90.00	$90.00	$—	$—
Average Ceiling Price ($/Bbl)	$109.50	$101.25	$—	$—

Puts—NYMEX WTI
Hedged Volume (Bbls/d)	500	1,000	—	—
Average Price ($/Bbl)	$90.00	$90.00	$—	$—

	Year 2015	Year 2016	Year 2017	Year 2018

Total:
Hedged Volume (Bbls/d)	26,814	22,804	13,816	493
Average Price ($/Bbl)	$93.51	$89.01	$85.32	$82.20

Gas Positions:

Fixed Price Swaps—MichCon City-Gate
Hedged Volume (MMBtu/d)	7,500	17,000	10,000	—
Average Price ($/MMBtu)	$6.00	$4.46	$4.48	$—

Fixed Price Swaps—Henry Hub
Hedged Volume (MMBtu/d)	54,891	36,050	19,016	1,870
Average Price ($/MMBtu)	$4.84	$4.24	$4.43	$4.15

Collars—Henry Hub
Hedged Volume (MMBtu/d)	18,000	630	595	—
Average Floor Price ($/MMBtu)	$5.00	$4.00	$4.00	$—
Average Ceiling Price ($/MMBtu)	$7.48	$5.55	$6.15	$—

Puts—Henry Hub
Hedged Volume (MMBtu/d)	1,920	11,350	10,445	—
Average Price ($/MMBtu)	$4.78	$4.00	$4.00	$—

Total:
Hedged Volume (MMBtu/d)	82,311	65,030	40,056	1,870
Average Price ($/MMBtu)	$4.98	$4.25	$4.33	$4.15

Basis Swaps- Henry Hub
Hedged Volume (MMBtu/d)	14,400	—	—	—
Average Price ($/MMBtu)	$(0.19)	$—	$—	$—

Cash Distribution

A cash distribution per common unit of $0.0833 for the first month attributable to the fourth quarter of 2014, or $1.00 per unit on an annualized basis, will be payable on January 16, 2015, to record holders of the common units at the close of business on January 13, 2015. This new distribution rate represents a reduction from the Partnership’s last monthly payment of $0.1733 per common unit, or $2.08 per common unit on an annualized basis.

A cash distribution per preferred unit of $0.171875 will be payable on February 16, 2015 to record holders of the preferred units at the close of business on January 30, 2015. This distribution rate is unchanged from the Partnership’s last monthly payment and represents $2.0625 per preferred unit on an annualized basis.

Liquidity

The borrowing base under the Partnership’s credit facility was increased to $2.5 billion on November 19, 2014. As of December 31, 2014, the Partnership had borrowings of approximately $2.195 billion and had approximately $26.5 million of letters of credit outstanding under its credit facility. The next semi-annual redetermination under the Partnership’s credit facility is scheduled for April 2015. Based upon commodity prices and other factors at the time of the redetermination, the Partnership’s borrowing base may be decreased and may be decreased below its then outstanding borrowings. If that were to occur, the Partnership would then need to consider taking additional steps to repay debt under its credit facility. The Partnership will continue to evaluate the public and private markets for capital raising opportunities to reduce borrowings under its credit facility in advance of the April 2015 redetermination.

 Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release of Breitburn Energy Partners LP dated January 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

By:	BREITBURN GP LLC,
its general partner

Dated: January 6, 2015	By:	/s/ James G. Jackson
James G. Jackson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release of Breitburn Energy Partners LP dated January 2, 2015.